UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GLOBAL EAGLE ACQUISITION CORP.

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JEFF EPSTEIN AND JEFF LEDDY HAVE AGREED TO JOIN BOARD OF DIRECTORS OF GLOBAL EAGLE ENTERTAINMENT INC. AFTER CLOSING OF BUSINESS COMBINATION

LOS ANGELES, CA December 3, 2012 – Global Eagle Acquisition Corp. (NASDAQ: EAGL; EAGLW; EAGLU) (Global Eagle), founded by entertainment industry veterans Harry E. Sloan and Jeff Sagansky, has announced that Jeff Epstein, formerly the Executive Vice President and CFO of Oracle Corporation, and Jeff Leddy, the CEO of HUGHES Telematics, Inc., have agreed to join the Global Eagle Board of Directors as independent directors upon closing of its proposed business combination in which Global Eagle will acquire Row 44, Inc. (Row 44) and 86% of Advanced Inflight Alliance AG (GR:DVN1) (AIA) and will be renamed Global Eagle Entertainment Inc. Epstein also has agreed to serve as the Chairman of the Audit Committee.

Global Eagle’s stockholders will vote on the election of Epstein and Leddy to the Board at Global Eagle’s upcoming stockholder meeting, at which the stockholders also will vote on the election to the Board of Ed Shapiro, a Partner and Vice President at PAR Capital Management, Inc., who will serve as chairman, Harry E. Sloan and Jeff Sagansky. The Board also will include John LaValle, CEO of Row 44, and Louis Belanger-Martin, CEO of AIA.

Epstein brings more than 25 years of business and finance management skills to the Global Eagle board, having served as EVP and CFO of Oracle from 2008 to 2011. During his tenure at Oracle, Epstein was responsible for all global finance functions and 6,500 employees in 72 countries. Epstein has also served as the Chief Financial Officer at DoubleClick, VNU’s Media Measurement and Information Group (now Nielsen) and King World Productions (a unit of CBS Entertainment). Currently, Epstein is a Senior Advisor at Oak Hill Capital Partners and an Executive in Residence for Bessemer Venture Partners, both of which are located in Menlo Park, CA. Epstein currently serves on the boards of Priceline.com and Shutterstock.

Leddy is the Chief Executive Officer of HUGHES Telematics, a leader in next generation connectivity solutions, a post he has held since December of 2006.  As the CEO, Leddy has led HUGHES Telematics through two important transactions, first a business combination with Polaris Acquisition Corp., a special purpose acquisition company, followed by the acquisition of the company by Verizon in 2012.  With experience steeped in executive management, technical design and strategy, and manufacturing, Leddy was previously Chief Executive Officer and President of SkyTerra Communications before spending more than 20 years in management posts at EMS Technologies. Leddy has also served on the boards of Hughes Communications, Inc. and its subsidiary Hughes Network Systems LLC, Hughes Systique Corporation, ArrowStream Inc. and SkyTerra, which was a public company at the time.

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In making the announcement, Shapiro, Chairman of the Board of Row 44 and Chairman-designate of Global Eagle Entertainment, stated: “Having known Jeff Epstein for more than 20 years, he has certainly demonstrated himself as a strong CFO, bringing a wealth of relevant experience in technology, entertainment, media and travel.  I have also worked closely with Jeff Leddy when PAR Capital was a significant shareholder in HUGHES Telematics.  Jeff Leddy’s expertise in software organizations, innovative developments and technology strategy is invaluable. We look forward benefiting from their insights and experience to strengthen Global Eagle’s position as the leader in the in-flight content and connectivity marketplace.”

Epstein said: “The in-flight entertainment and information marketplace is ready to take off to new and exciting heights, and Global Eagle will be a powerhouse company, uniquely positioned to capitalize on these opportunities. I look forward to being part of this expanding venture, and I’m confident in the company’s bright future.”

Leddy added: “I feel privileged to join such an exciting, dynamic team and look forward to working closely with Ed and the board to expand Global Eagle’s market share with innovative services, products and content.”

On November 8, 2012, Global Eagle announced the signing of definitive agreements under which Global Eagle will acquire Row 44 and approximately 86% of AIA to create the largest entertainment and connectivity platform for the worldwide airline industry. AIA is the leading supplier of games, movies, general entertainment and applications to the airline industry, serving more than 130 airlines worldwide. Row 44 is a leading satellite-based broadband service provider to the global airline industry, with its in-flight entertainment connectivity system currently installed on more than 400 aircraft that operate over land and sea worldwide.

About Advanced Inflight Alliance AG

Advanced Inflight Alliance AG (AIA) is the world’s leading provider of innovative content and solutions for the in-flight entertainment industry. Listed on the Frankfurt Stock Exchange, AIA’s subsidiaries are market-leading companies pioneering in the “passenger experience” sector which provide content solutions such as international and local audio, video, applications, games and services to the majority of the world’s airlines. AIA was incorporated in Germany in 1998 and completed its initial public offering in 1999.

About Row 44

Row 44 is a satellite-based broadband services provider to the global commercial airline industry. Its network enables airlines to connect to orbiting Ku-band satellites and to communicate with existing satellite ground earth stations. Row 44’s in-cabin communication link currently provides airline passengers with Internet access, live television, shopping and flight and destination information. Row 44 was formed in 2004, its WiFi connectivity system was first deployed by a domestic commercial airline in 2009 and its broadband services were fully operations in 2010. Currently installed on more than 400 aircraft, Row 44 has the largest fleet of connected entertainment enabled planes that operate over land and sea worldwide.

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About Global Eagle

Global Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Global Eagle Acquisition Corp. and one or more businesses. Global Eagle Acquisition Corp. is a Delaware corporation formed in 2011. It raised approximately $190 million in its IPO in May 2011 and its securities are traded on NASDAQ under the ticker symbols EAGL, EAGLW and EAGLU.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

Global Eagle has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement of Global Eagle in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. Global Eagle stockholders and other interested persons are advised to read the preliminary proxy statement and, once available, any amendments thereto and the definitive proxy statement in connection with Global Eagle’s solicitation of proxies for the stockholder meeting to be held to approve the business combination because the proxy statement will contain important information about AIA, Row 44, Global Eagle and the proposed business combination. The definitive proxy statement will be mailed to stockholders of Global Eagle as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's website at http://www.sec.gov, or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024. Attn.: James A. Graf, Chief Financial Officer.

PARTICIPANTS IN THE SOLICITATION

Global Eagle and its directors and officers may be deemed participants in the solicitation of proxies to Global Eagle’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Global Eagle is contained in the proxy statement for the proposed business combination.

FORWARD LOOKING STATEMENTS

This press release may include "forward looking statements" within the meaning of the "safe harbor" provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed business combination with Row 44 and AIA, as well as the expected performance, strategies, prospects and other aspects of the businesses of Global Eagle, AIA, Row 44 and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties.

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A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Row 44 or the stock purchase agreement for the acquisition of shares of AIA (the "Business Combination Agreements"), (2) the outcome of any legal proceedings that may be instituted against Global Eagle, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of Global Eagle or other conditions to closing in the Business Combination Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement filed by Global Eagle with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by Global Eagle.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Global Eagle, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investor: James Graf, Global Eagle

jgraf@geacq.com

(310) 209-7280

Media: Jeff Pryor, Priority PR

jeff@prioritypr.net

(310) 954-1375

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